SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 30, 2002
                        (date of earliest event reported)

                                 COMDISCO, INC.
                             (Debtor-In-Possession)
                           DELAWARE 1-7725 36-2687938
                 6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS 60018
                                 (847) 698-3000

Item 3. Bankruptcy or Receivership

Confirmation of Plan

         On July 30, 2002, the United States Bankruptcy Court for the Northern District of Illinois entered an order confirming the First Amended Joint Plan of Reorganization dated June 13, 2002 (the "Plan") of Comdisco, Inc. and fifty of its domestic subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the "Debtors"). A copy of such order is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Summary of the Plan

         The following is a summary of the material features of the Plan, a copy of which is set forth as Exhibit 2.2 hereto and incorporated by reference. A more complete description of the Plan is set forth in the Disclosure Statement dated as of June 13, 2002 (the "Disclosure Statement"), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

         The Plan provides for the substantive consolidation of the Estates that comprise the Comdisco Debtors and the Estates that comprise the Prism Debtors. The Plan does not provide for the substantive consolidation of the Comdisco Debtors and the Prism Debtors. Therefore, the Plan contains separate classes and proposes recoveries for holders of Claims against and Interests in the Comdisco Debtors and the Prism Debtors, respectively.

         After careful review of the Debtors' current business operations, estimated recoveries in a liquidation scenario and the prospects of ongoing business, the Debtors have concluded that the recovery to the Debtors' creditors will be maximized by the orderly run off of Comdisco's assets and the liquidation of the remaining assets of Prism.

         Pursuant to the Plan, holders of Allowed General Unsecured Claims against the Comdisco Debtors will receive their Pro Rata share of the Net Available Comdisco Cash, which is the net Cash remaining after funding the Cash Reserve with Cash sufficient to pay all Secured, Administrative, Priority Tax, and Other Priority Claims and to make all other payments to be made pursuant to the Plan and funding an initial Operating Reserve to fund the operations of Reorganized Comdisco and the New Subsidiary Companies. In addition to the Net Available Comdisco Cash, holders of Allowed General Unsecured Claims will receive their Pro Rata share of (i) the New Senior Notes; (ii) the New PIK Notes; (iii) the Trust Assets (the Trust Assets include recoveries obtained by the Litigation Trust from the SIP Subrogation Claims); and (iv) the New Common Shares. The New Senior Notes will have a face amount of $400 million, an interest rate of the three month LIBOR plus 3.00% and a maturity of eighteen months. The New PIK Notes will have a face amount of $650 million, an interest rate of 11% and a maturity of three years.

         Holders of General Unsecured Convenience Claims, which are General Unsecured Claims up to $15,000, will receive Cash in an amount equal to 89.8% of their General Unsecured Convenience Claim.

         Holders of Allowed Comdisco Interests and Allowed Subordinated Claims in Class C-5A and C-5B, respectively, will receive their Pro Rata share of the Contingent Equity Distribution. The Contingent Equity Distribution is a payment obligation, right or warrants to be issued to holders of Old Equity and Subordinated Claims contingent upon (i) Classes C-3 and C-4 voting to accept the Plan and (ii) recoveries to holders of General Unsecured Claims exceeding certain thresholds on a net present value basis as of the Effective Date. The Contingent Equity Distribution is set forth on Exhibit C to the Plan and provides for increasing, graduated distributions as higher recoveries to holders of General Unsecured Claims are achieved. Specifically, the Contingent Equity Distribution will provide that when the net present value of the recovery to holders of General Unsecured Claims reaches 85%, holders of Allowed Interests and Allowed Subordinated Claims in Class C-5A and C-5B, respectively, will receive 3% of any subsequent distributions until holders of General Unsecured Claims have received a recovery of 91% on a net present value basis as of the Effective Date. After holders of General Unsecured Claims have received a recovery of 91% until they have received a recovery of 95%, holders of Allowed Interests and Allowed Subordinated Claims in Class C-5A and C-5B, respectively, will receive 9% of any subsequent distributions. Holders of Allowed Interests and Allowed Subordinated Claims in Class C-5A and C-5B, respectively, will receive 21% of any subsequent distributions once holders of General Unsecured Claims have received a 95% recovery until the holders of such Claims have received a 100% recovery. After the holders of General Unsecured Claims have received a 100% recovery, holders of Allowed Interests and Claims in Class C-5A and C-5B, respectively, will receive 37% of any subsequent distributions. Recovery percentages shall be calculated based on the Cash distributions received from Reorganized Comdisco in respect of the New Senior Notes or the New PIK Notes or dividends or other distributions received on account of New Common Shares discounted to the Effective Date based on the applicable discount rate set forth in Appendix E to the Disclosure Statement.

         The legal, equitable and contractual rights of the holders of Allowed Secured Claims and Other Priority Claims against Comdisco, if any, are unaltered by the Plan.

         Prior to the Petition Date, the Prism Debtors had ceased their operations and begun to liquidate their assets. The Prism Debtors have continued to liquidate their assets during these Chapter 11 Cases and should conclude this liquidation shortly after the Effective Date.

         Comdisco has two Intercompany Claims against Prism. Prism, on March 10, 1999, entered into an unsecured revolving loan agreement with Comdisco. Pursuant to this agreement, Prism borrowed approximately $486 million from Comdisco. The approximately $486 million plus interest outstanding under this agreement is the Comdisco/Prism Intercompany General Unsecured Loan. In addition, Comdisco made a loan to Prism secured by substantially all of the assets of Prism. The balance outstanding under this loan is approximately $46 million.

         The value of the assets of Prism is approximately $13 million. Therefore, if Comdisco were to receive full payment for the Comdisco/Prism Secured Intercompany Claim, no other creditors of Prism would receive a distribution under the Plan. Further, the estimated total of the General Unsecured Claims against Prism, including the approximately $486 million claim of Comdisco, is approximately $549 million. Therefore, even if Comdisco were not to assert the Comdisco/Prism Intercompany Secured Claim, if Comdisco was to receive its Pro Rata share of the distribution to holders of General Unsecured Claims against Prism, the distribution to the remaining holders of General Unsecured Claims against Prism would be significantly reduced. Therefore, because the holders of Class P-3 General Unsecured Claims against Prism voted to accept the Plan, Comdisco agreed to reclassify its Comdisco/Prism Intercompany Secured Claim to a Class P-3 General Unsecured Claim. In addition, Comdisco agreed that it would limit its recovery on account of its Comdisco/Prism Intercompany General Unsecured Claim and its Comdisco/Prism Intercompany Secured Claim to one-third (1/3) of the total distribution to holders of Class P-3 General Unsecured Claims plus the equity of Reorganized Prism.

         The legal, equitable and contractual rights of the holders of Allowed Secured Claims, other than Comdisco's Secured Claim, and Other Priority Claims against Prism, if any, are unaltered by the Plan.

Outstanding Securities

         As of December 31, 2001, there were 150,558,942 shares of Comdisco Old Common Stock issued and outstanding. Under the Plan, all Comdisco Old Common Stock Comdisco shall be cancelled and no consideration will be paid or delivered with respect thereto. On the Effective Date, shares of New Common Stock will be issued to be distributed pro rata to holders of Allowed Class C-4 General Unsecured Claims pursuant to the Plan .

Information as to Assets and Liabilities

         An analysis of the assets and liabilities of the Debtors is contained in the Disclosure Statement which is incorporated herein by reference.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         2.1 Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C.ss.ss. 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession

         2.2 First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession

         99.1 Disclosure Statement with Respect to the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession

         99.2 Press Release of Comdisco, Inc., announcing the confirmation of the Plan.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          COMDISCO, INC.


                                          By:    /s/ Ronald C. Mishler
                                                 -------------------------
                                          Name:  Ronald C. Mishler
                                          Title: President, Chief Financial
                                                 Officer and Chief Operating
                                                 Officer
                                          Dated: August 9, 2002

                                  EXHIBIT INDEX


         2.1 Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C.ss.ss. 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession

         2.2 First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession

         99.1 Disclosure Statement with Respect to the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession

         99.2 Press Release of Comdisco, Inc., announcing the confirmation of the Plan.